As filed with the Securities and Exchange Commission on September 13, 2006
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MEDIS TECHNOLOGIES LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation)	13-3669062 (I.R.S. Employer Identification No.)
805 Third Avenue
New York, New York 10022
(Address of Principal Executive Offices)

Medis Technologies Ltd. 1999 Stock Option Plan
(Full Title of the Plan)

Robert K. Lifton, Chairman of the Board
Medis Technologies Ltd.
805 Third Avenue
New York, New York 10022
(212) 935-8484
(Name, Address and Telephone Number of Agent for Service)

________________

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.01 par value per share	109,400 shares (3)	$19.145	$2,094,463	$224.11
Common Stock, $0.01 par value per share	218,100 shares (4)	$ 10.95	$ 2,388,195	$ 255.54
Common Stock, $0.01 par value per share	10,000 shares (4)	$ 12.55	$ 125,500	$ 13.43
Common Stock, $0.01 par value per share	15,000 shares (4)	$ 14.69	$ 220,350	$ 23.58
Common Stock, $0.01 par value per share	10,000 shares (4)	$ 10.88	$ 108,800	$ 11.64
Common Stock, $0.01 par value per share	405,000 shares (4)	$ 13.08	$ 5,297,400	$ 566.82
Common Stock, $0.01 par value per share	5,000 shares (4)	$ 15.95	$ 79,750	$ 8.53
Common Stock, $0.01 par value per share	521,000 shares (4)	$ 14.93	$ 7,778,530	$ 832.30
Common Stock, $0.01 par value per share	706,500 shares (4)	$ 20.98	$ 14,822,370	$ 1,585.99
Total	2,000,000 shares		$32,915,358	$3,521.94

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) under the Securities Act of 1933.
(3) Represents shares of the Registrant’s common stock underlying options which may be granted in the future.
(4) Represents shares of the Registrant’s common stock underlying options granted prior to the filing date of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by Medis Technologies Ltd. (the “Registrant”) with the Securities and Exchange Commission (the “SEC”) (File No. 0-30391) are hereby incorporated by reference and made a part of this Registration Statement:

•	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005;

•	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006;

•	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006;

•	The Registrant’s Current Report on Form 8-K filed with the SEC on January 19, 2006;

•	The Registrant’s Current Report on Form 8-K filed with the SEC on February 2, 2006;

•	The Registrant’s Current Report on Form 8-K filed with the SEC on April 4, 2006;

•	The Registrant’s Current Report on Form 8-K filed with the SEC on April 18, 2006;

•	The Registrant’s Current Report on Form 8-K filed with the SEC on April 24, 2006;

•	The Registrant’s Current Report on Form 8-K filed with the SEC on April 27, 2006;

•	The Registrant’s Current Report on Form 8-K filed with the SEC on May 4, 2006;

•	The Registrant’s Current Report on Form 8-K filed with the SEC on May 5, 2006;

•	The Registrant’s Current Report on Form 8-K filed with the SEC on May 12, 2006;

•	The Registrant’s Current Report on Form 8-K filed with the SEC on June 1, 2006;

•	The Registrant’s Current Report on Form 8-K filed with the SEC on June 29, 2006;

•	The Registrant’s Current Report on Form 8-K filed with the SEC on July 24, 2006;

•	The Registrant’s Current Report on Form 8-K filed with the SEC on September 6, 2006;

•	The Registrant’s Definitive Proxy Statement for the Registrant’s 2006 Annual Meeting filed with the SEC on May 1, 2006; and

•	the description of the Registrant’s common stock contained in its Registration Statement on Form 8-A, including any amendments or reports filed for the purpose of updating that description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities registered hereby have been sold or which deregisters such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except for information furnished to the SEC that is not deemed to be “filed” for purposes of the Exchange Act (such documents, and the documents listed above, being hereinafter referred to as “Incorporated Documents”). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee of or agent to the Registrant. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

The Registrant’s by-laws provide for indemnification by the Registrant of any of its directors or officers, or, at the request of the Registrant, any other person who is or was serving as a director or officer of, or in any other capacity for, any other enterprise, to the fullest extent permitted by law. The by-laws also provide that the Registrant shall advance expenses to a director or officer and, if reimbursement of such expenses is demanded in advance of the final disposition of the matter with respect to which such demand is being made, upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the Registrant. To the extent authorized from time to time by the board of directors of the Registrant, the Registrant may provide to any one or more employees of the Registrant, one or more officers, employees and other agents of any subsidiary or one or more directors, officers, employees and other agents of any other enterprise, rights of indemnification and to receive payment or reimbursement of expenses, including attorneys’ fees, that are similar to the rights conferred in the by-laws of the Registrant on directors and officers of the Registrant or any subsidiary or other enterprise. The by-laws do not limit the power of the Registrant or its board of directors to provide other indemnification and expense reimbursement rights to directors, officers, employees, agents and other persons otherwise than pursuant to the by-laws.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s certificate of incorporation provides for such limitation of liability.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS.

Exhibit Number	Description of Exhibit
4.1*	Medis Technologies Ltd. 1999 Stock Option Plan, as amended (included as Exhibit 10.2 to the Registrant’s Form 10-Q for the quarterly period ended September 30, 2004)
4.2*	Restated Certificate of Incorporation of the Registrant and amendments thereto (included as Exhibit 3.1 to the Registrant’s Form 10-Q for the quarterly period ended June 30, 2006)
4.3*	Restated By-Laws of the Registrant (filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 [File No. 333-83945] on April 14, 2000)
5.1	Opinion of Sonnenschein Nath & Rosenthal LLP
23.1	Consent of Kost, Forer, Gabbay & Kasierer, A Member of Ernst & Young Global
23.3	Consent of Sonnenschein Nath & Rosenthal LLP (contained in Exhibit 5.1)
24.1	Power of Attorney (included as part of signature page)
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* The exhibits have previously been filed with the SEC as part of the filing indicated and are incorporated herein by reference.

ITEM 9.	UNDERTAKINGS.

(a)	The Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)
to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(b)
The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York, on this 13th day of September 2006.

MEDIS TECHNOLOGIES LTD.

By:	/s/ Robert K. Lifton
Robert K. Lifton
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert K. Lifton and Howard Weingrow, and each or either of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to approve, sign and file with the U.S. Securities and Exchange Commission and any other appropriate authorities the original of any and all amendments (including post-effective amendments) to this Registration Statement and any other documents in connection therewith, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or either of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ Robert K. Lifton	Chairman of the Board, Chief Executive Officer and Secretary (Principal Executive Officer)	September 13, 2006
Robert K. Lifton /s/ Howard Weingrow	Deputy Chairman, Chief Operating Officer, Treasurer and Director	September 13, 2006
Howard Weingrow /s/ Jacob S. Weiss	President and Director	September 13, 2006
Jacob S. Weiss /s/ Israel Fisher	Senior Vice President-Finance and Chief Financial Officer (Principal Financial Officer)	September 13, 2006
Israel Fisher /s/ Michael S. Resnick	Senior Vice President and Controller (Principal Accounting Officer)	September 13, 2006
Michael S. Resnick /s/ Amos Eiran	Director	September 13, 2006
Amos Eiran /s/ Zeev Nahmoni	Director	September 13, 2006
Zeev Nahmoni /s/ Jacob E. Goldman	Director	September 13, 2006
Jacob E. Goldman /s/ Philip Weisser	Director	September 13, 2006
Philip Weisser /s/ Mitchell H. Freeman	Director	September 13, 2006
Mitchell H. Freeman /s/ Steve Barnett	Director	September 13, 2006
Steve Barnett

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
4.1*	Medis Technologies Ltd. 1999 Stock Option Plan, as amended (included as Exhibit 10.2 to the Registrant’s Form 10-Q for the quarterly period ended September 30, 2004)
4.2*	Restated Certificate of Incorporation of the Registrant and amendments thereto (included as Exhibit 3.1 to the Registrant’s Form 10-Q for the quarterly period ended June 30, 2006)
4.3*	Restated By-Laws of the Registrant (filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 [File No. 333-83945] on April 14, 2000)
5.1	Opinion of Sonnenschein Nath & Rosenthal LLP
23.1	Consent of Kost, Forer, Gabbay & Kasierer, A Member of Ernst & Young Global
23.3	Consent of Sonnenschein Nath & Rosenthal LLP (contained in Exhibit 5.1)
24.1	Power of Attorney (included as part of signature page)

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* The exhibits have previously been filed with the SEC as part of the filing indicated and are incorporated herein by reference.